SUB-ITEM 77I: Terms of new or
amended securities.

(b)	The response to sub-item
77I(b), Registrant has
registered a new series, the
Short Term Tax Aware Fixed
Income Portfolio, by Post-
Effective Amendment No. 83
filed with the Commission on
April 15, 2016.